Exhibit 5.1

FREDRIKSON & BYRON, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
Telephone: (612) 492-7000
Facsimile: (612) 492-7077
November 20, 2015
Cardiovascular Systems, Inc.
1225 Old Highway 8 NW
St. Paul, Minnesota 55112-6416
    Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as corporate counsel to Cardiovascular Systems, Inc. (the “Company”) in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) covering 2,270,000 shares (the “Shares”) of Common Stock issuable pursuant to the Company’s 2015 Employee Stock Purchase Plan (the “Plan”).
In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented, and represented as being such, to us by the Company: (i) the Company’s Restated Certificate of Incorporation, as amended; (ii) the Company’s Amended and Restated Bylaws, as amended; (iii) certain corporate resolutions and minutes adopted by the Board of Directors and stockholders of the Company pertaining to the adoption and approval of the Plan; (iv) the Plan; and (v) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.
Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors or public officials, it is our opinion as of this date that, upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.
This opinion is limited to the Delaware General Corporation Law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Fredrikson & Byron, P.A.

By:	/s/ Robert Ranum
Robert Ranum, Vice President